UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                  Date of Report: November 24, 2004
                                 -------------------


                          INTERNATIONAL WIRELESS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


           Maryland                     000-27045               36-4286069
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
Of Incorporation)                                          Identification No.)


                               22 Mound Park Drive
                             Springboro, Ohio 45066
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (937) 748-4217
                                                         ------------------


           -----------------------------------------------------------
          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant inder any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to  Rule 425 under  the Section Act  (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule  14a-12 under the Exchange Act  (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act 17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS OPERATIONS

ITEM 1.01 ENTRY INTO A METRIAL DEFINITIVE AGREEMENT.

     FORWARD-LOOKING STATEMENTS. This current report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In addition, the Registrant (Heartland, Inc., a Maryland corporation, and its subsidiary, Mound
Technologies, Inc. a Nevada corporation) may from time to time make oral forward-looking statements. Actual results are uncertain and may be impacted by many factors. In particular, certain risks and uncertainties that may impact the accuracy of the forward-looking statements with respect to revenues, expenses and operating results include without imitation; cycles of customer orders, general economic and competitive conditions and changing customer trends, technological advances and the number and timing of new product introductions, shipments of products and components from foreign suppliers, and changes in the mix of products ordered by customers. As a result, the actual results may differ materially from those projected in the forward-looking statements.

     Because of these and other factors that may affect the Registrant's operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

     On November 17, 2004, the Registrant entered into an Acquisition Agreement to purchase Ohio Mulch Supply, Inc. of 2140 Advanced Avenue, Columbus, Ohio, a Ohio corporation, (hereinafter "Ohio Mulch") for One Million (1,000,000) Shares of the common stock of the Registrant, subject to adjustments as noted below, plus Four Million ($4,000,000) US Dollars. The One Million (1,000,000) Shares is based on a price of Four ($4.00) US Dollars per share. On the one year anniversary from the closing date, in the event that the average asking price for the prior 45 days of the Registrant from the one year anniversary date is less than Four ($4.00) US Dollars than the Seller shall be entitled to additional shares based on the then average asking price for the prior 45 days of the Registrant from the one year anniversary date divided by four (4,000,000) million less the one (1,000,000) million shares received at closing.

     The parties are in the process of completing their required due dilligence. The parties will obtain all necessary authorizations and approvals from their Board of Directors and/or stockholders where required for the consumation of the transactions prior to closing. Closing is set on or before February 17, 2005 at the office of Ohio Mulch.

     Ohio Mulch Supply, Inc. with annual sales of around 23 million US Dollars and a net profit of around 1.2 million US Dollars, was founded in 1984 and is headquartered in Columbus, Ohio. Over the course of the past twenty years, it has become the region's premier manufactutrer of quality mulch and soil products. With its modern, full-scale production production and distribution facility in central Ohio, they are within 300 miles of most major metropolitan cities in the Midwest.

     Ohio Mulch deliers most of their products through their own shipping company, Universal Trucking Company. They utilize spider forklifts, which attach to the flatbed trucks, allowing them to quickly and easily to upload their product at the customer site. They have 4 storage facilities throughout the Midwest. They manufacture their products throughout the year and ship their products to the storage facilities. These storage facilities are within 200 miles of most major metropolitan cities in the Midwest, allowing them to offer fast and dependable service to their customers at a competitive price.


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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

          Exhibits:

               Exhibit No.   Document Description
               -----------   ---------------------
                  10.1       Acquisition Agreement dated November 17, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 24, 2004                          Heartland, Inc.
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                                                   (Registrant)

                                                    /s/  Trent Sommerville
                                                   ----------------------------
                                                    Trent Sommerville, CEO

                                                    /s/  Jerry Gruenbaum
                                                   ----------------------------
                                                    Jerry Gruenbaum, Secretary